Item 30. Exhibit (h) i. v. 1. ii.

AMENDMENT TO PARTICIPATION AGREEMENT

AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

VANECK VIP TRUST

VAN ECK SECURITIES CORPORATION

AND

VAN ECK ASSOCIATES CORPORATION

THIS AMENDMENT is made and entered into as of the 6th day of February, 2026, amends the Participation Agreement entered into as of the 28th day of January, 2021, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”); VANECK VIP TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”), VAN ECK SECURITIES CORPORATION (the “Underwriter”), a Delaware corporation and VAN ECK ASSOCIATES CORPORATION (the “Adviser”), a Delaware corporation.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

4.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

5.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

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MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Laura Johnson
Name:	Laura Johnson
Title:	Head of Institutional Insurance

C.M. LIFE INSURANCE COMPANY

By:	/s/ Laura Johnson
Name:	Laura Johnson
Title:	Vice President

VANECK VIP TRUST

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Vice President

VAN ECK SECURITIES CORPORATION

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Assistant Vice President

VAN ECK ASSOCIATES CORPORATION

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Assistant Vice President

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	C.M. Life Variable Life Separate Account I
•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account VII
•	Massachusetts Mutual Variable Life Separate Account X